UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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EPIX Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, Massachusetts 02421

April 1, 2008

Dear Stockholder,

We cordially invite you to attend our 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, May 19, 2008, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

At this meeting, you will be asked to elect three class III directors for three-year terms, to approve our 2008 Stock Option and Incentive Plan and to ratify the selection of our independent registered public accountants. The board of directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this annual meeting appear in the accompanying notice of annual meeting and proxy statement. Please give this material your careful attention.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy card, or to complete your proxy by telephone or via the Internet in accordance with the instructions on the proxy card, so that your shares will be represented at the annual meeting. If you attend the annual meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time. Your prompt cooperation will be greatly appreciated.

Sincerely,

Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE AND DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 APPROVAL OF OUR 2008 STOCK OPTION AND INCENTIVE PLAN.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2008 STOCK OPTION AND INCENTIVE PLAN.
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER BUSINESS
EPIX PHARMACEUTICALS, INC. 2008 STOCK OPTION AND INCENTIVE PLAN

EPIX PHARMACEUTICALS, INC.
4 Maguire Road
Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2008

To the Stockholders of EPIX Pharmaceuticals, Inc.:

The annual meeting of stockholders of EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Monday, May 19, 2008, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

1. To elect three members to the board of directors as class III directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. To approve our 2008 Stock Option and Incentive Plan;

3. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the current fiscal year; and

4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 25, 2008, the record date fixed by the board of directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to vote promptly in one of the following ways: (1) by completing, signing and dating the enclosed proxy card, (2) by completing your proxy using the toll-free number listed on the proxy card or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. If you attend the annual meeting, you may vote in person even if you have previously submitted your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL G. KAUFFMAN, M.D., Ph.D.
Chief Executive Officer

Lexington, Massachusetts
April 1, 2008

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

EPIX PHARMACEUTICALS, INC.
4 Maguire Road
Lexington, Massachusetts 02421
(781) 761-7600

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 19, 2008

April 1, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on Monday, May 19, 2008, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended December 31, 2007, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about April 10, 2008.

The purposes of the annual meeting are to elect three class III directors for three-year terms, to approve our 2008 Stock Option and Incentive Plan, and to ratify the selection of our independent registered public accountants. Only stockholders of record at the close of business on March 25, 2008 will be entitled to receive notice of and to vote at the annual meeting. As of March 25, 2008, 41,355,575 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

As a stockholder, you may vote in one of the following three ways whether or not you plan to attend the annual meeting: (1) by completing, signing and dating the enclosed proxy card, (2) by completing your proxy using the toll-free number listed on the proxy card or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. If you attend the annual meeting, you may vote in person even if you have previously completed your proxy by mail, telephone or via the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Michael G. Kauffman, M.D., Ph.D., Andrew C.G. Uprichard, M.D. and Kim Cobleigh Drapkin, CPA were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the annual meeting will be voted by such persons at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR approval of our 2008 Stock Option and Incentive Plan, and FOR ratification of the selection of our independent registered public accountants.

Aside from the election of directors, approval of our 2008 Stock Option and Incentive Plan and ratification of the selection of our independent registered public accountants, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 25, 2008 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421.

		Percentage
	Shares	of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(2)

5% Stockholders:
GlaxoSmithKline plc(3)	4,559,235	11.02%
980 Great West Road Brentford Middlesex TW8 9GS England
T. Rowe Price Associates, Inc.(4)	3,584,700	8.67%
100 E. Pratt Street Baltimore, Maryland 21202
Prescott Group Capital Management, L.L.C.(5)	2,482,202	6.00%
1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104
Directors and Named Executive Officers:
Michael G. Kauffman, M.D., Ph.D.(6)	518,396	1.24%
Andrew C.G. Uprichard, M.D.(7)	189,953	*
Kim Cobleigh Drapkin, CPA(8)	126,436	*
Chen Schor, CPA(9)	292,904	*
Oren Becker(10)	101,587	*
Frederick Frank(11)	49,306	*
Michael Gilman, Ph.D.(12)	21,111	*
Mark Leuchtenberger(13)	35,555	*
Robert J. Perez(14)	5,555	*
Gregory D. Phelps(15)	33,332	*
Ian F. Smith, CPA(16)	20,147	*
Executive officers and directors as a group (10 persons)(17)	1,292,695	3.05%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed to be beneficially owned and outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 25, 2008. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)	Applicable percentage of ownership as of March 25, 2008 is based upon 41,355,575 shares of common stock outstanding.

(3)	Includes 1,629,689 shares held by Glaxo Group Limited, 1,379,338 shares held by SmithKline Beecham Corporation and 1,550,208 shares held by S.R. One, Limited, in each case, as of December 31, 2007. Glaxo Group Limited, SmithKline Beecham Corporation and S.R. One, Limited are wholly-owned subsidiaries of GlaxoSmithKline plc. GlaxoSmithKline plc has sole voting and dispositive power with respect to 4,559,235 shares. This information is based solely on a Schedule 13G/A filed by GlaxoSmithKline plc with the SEC on February 12, 2008.

(4)	These securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which owns 2,750,000 shares, representing 6.65% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial own of such securities. This information is based solely on a Schedule 13G/A filed by Price Associates with the SEC on February 13, 2008.

(5)	These securities are owned by Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. Prescott Group Capital Management, L.L.C. serves as the general partner of Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. and may direct the vote and disposition of the shares in the funds. As principal of Prescott Group Capital Management, L.L.C., Mr. Phil Frohlich may direct the vote and disposition of the shares in the funds. This information is based solely on a Schedule 13G filed by the above entities and Mr. Frolich with the SEC on February 14, 2008.

(6)	Includes 349,269 shares subject to options exercisable within the 60-day period following March 25, 2008

(7)	Consists of 189,953 shares subject to options exercisable within the 60-day period following March 25, 2008.

(8)	Includes 115,436 shares subject to options exercisable within the 60-day period following March 25, 2008.

(9)	Includes 189,938 shares subject to options exercisable within the 60-day period following March 25, 2008.

(10)	Oren Becker resigned from the Company as of April 19, 2007.

(11)	Includes 20,056 shares subject to options exercisable within the 60-day period following March 25, 2008.

(12)	Consists of 21,111 shares subject to options exercisable within the 60-day period following March 25, 2008.

(13)	Consists of 35,555 shares subject to options exercisable within the 60-day period following March 25, 2008.

(14)	Consists of 5,555 shares subject to options exercisable within the 60-day period following March 25, 2008.

(15)	Consists of 33,332 shares subject to options exercisable within the 60-day period following March 25, 2008.

(16)	Consists of 20,147 shares subject to options exercisable within the 60-day period following March 25, 2008.

(17)	Includes an aggregate of 980,352 shares issuable upon exercise of stock options held by ten (10) executive officers and directors. Does not include shares held by Dr. Becker, who resigned from the Company as of April 19, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of seven members. Our certificate of incorporation divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and governance committee, has nominated Frederick Frank, Gregory D. Phelps and Ian F. Smith, CPA, and recommended that each be elected to the board of directors as a class III director, each to hold office until the annual meeting of stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Frank, Mr. Phelps and Mr. Smith are our current class III directors whose terms expire at this annual meeting. The board of directors is also composed of (i) two class I directors (Michael Gilman, Ph.D. and Mark Leuchtenberger), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009 and (ii) two class II directors (Michael G. Kauffman, M.D., Ph.D. and Robert J. Perez), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2010. Following the resignation of Patrick J. Fortune, Ph.D. from the board of directors on March 25, 2008, the board of directors, acting pursuant to our certificate of incorporation, reclassified Dr. Kauffman, formerly a class I director, as a class II director. Mr. Frank currently serves as the chairman of the board of directors.

The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and		Year Current	Current Class of
Year First Became a Director	Position with the Company	Term Will Expire	Director

Nominees for Class III Directors:
Frederick Frank	Chairman of the Board	2008	III
2006
Gregory D. Phelps	Director	2008	III
2004
Ian F. Smith, CPA	Director	2008	III
2006
Continuing Directors:
Michael Gilman, Ph.D.	Director	2009	I
2006
Mark Leuchtenberger	Director	2009	I
2004
Michael G. Kauffman, M.D., Ph.D.	Chief Executive	2010	II
2006	Officer and Director
Robert J. Perez	Director	2010	II
2006

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the annual meeting, our directors and executive officers, their ages, and the positions currently held by each such person as of the date of this proxy statement.

Name	Age	Position

Frederick Frank(3)	76	Chairman of the Board
Michael G. Kauffman, M.D., Ph.D.	44	Chief Executive Officer and Director
Andrew C.G. Uprichard, M.D.	50	President
Kim Cobleigh Drapkin, CPA	40	Chief Financial Officer
Chen Schor, CPA	36	Chief Business Officer
Michael Gilman, Ph.D.(1)(2)	53	Director
Mark Leuchtenberger(1)(2)	52	Director
Robert J. Perez(1)	43	Director
Gregory D. Phelps(2)(3)	59	Director
Ian F. Smith, CPA(3)	42	Director

(1)	Member of compensation committee

(2)	Member of nominating and governance committee

(3)	Member of audit committee

Michael G. Kauffman, M.D., Ph.D. has served as our Chief Executive Officer and as a member of our board of directors since the closing of our merger with Predix Pharmaceuticals Holdings, Inc. on August 16, 2006. Dr. Kauffman served as Predix’s President and Chief Executive Officer and as a member of Predix’s board of directors from August 2003 through August 2006. From September 2002 until August 2003, Dr. Kauffman served as President and Chief Executive Officer of Predix Pharmaceuticals, Inc., the wholly-owned U.S. subsidiary of Predix Pharmaceuticals Ltd., an Israeli corporation that Predix acquired in August

2003. From March 2000 to September 2002, Dr. Kauffman served as Vice President, Medicine, and Proteasome Inhibitor (Velcade®) Program Leader at Millennium Pharmaceuticals Inc. Dr. Kauffman held senior positions at Millennium Predictive Medicine, Inc., as cofounder and Vice President of Medicine from September 1997 to February 2000. From September 1995 to September 1997, Dr. Kauffman served as Medical Director at Biogen Corporation (now Biogen Idec). He currently serves on the board of directors of CombinatoRx, Inc. Dr. Kauffman received his M.D. and Ph.D. (Molecular Biology and Biochemistry) at Johns Hopkins and his postdoctoral training at Harvard University. He received his B.A. in Biochemistry summa cum laude from Amherst College and is board certified in Internal Medicine.

Andrew C.G. Uprichard, M.D. joined EPIX in July 2004 and currently serves as our President. Prior to the merger with Predix, Dr. Uprichard served as our President and Chief Operating Officer. Dr. Uprichard has an extensive background in discovery research and development in the biopharmaceutical industry. Prior to joining EPIX, Dr. Uprichard served as Chief Operating Officer at ArQule, Inc. from 2002 to 2003 and at Curis, Inc. from 2000 to 2002. For the preceding 11 years, Dr. Uprichard held numerous management positions at Parke-Davis/Warner-Lambert (now part of Pfizer Inc.) in pharmaceutical research, where his experience — spanning drug discovery, preclinical and clinical development — included the oversight of a number of IND and NDA filings. From 1997 to 2000, Dr. Uprichard was Vice President, Drug Development; from 1994 to 1997, the Senior Director, Cardiovascular Pharmacology; and from 1989 to 1994, Dr. Uprichard held various oversight positions in Cardiovascular Clinical Development. In the late 1980s, Dr. Uprichard was a Cardiology and Postdoctoral Fellow at the University of Michigan Medical School. Dr. Uprichard holds M.B., Ch.B. and M.D. degrees from the University of Edinburgh, Scotland; is a Fellow of the Royal College of Physicians of Edinburgh; a Fellow of the Faculty of Pharmaceutical Medicine and a Fellow of the American College of Physicians.

Kim Cobleigh Drapkin, CPA has served as our Chief Financial Officer since the closing of our merger with Predix on August 16, 2006. Prior to the closing of the merger, Ms. Drapkin served as Predix’s Chief Financial Officer from February 2005 through August 2006. From 1995 to February 2005, Ms. Drapkin held senior positions of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. with leadership responsibility for financial reporting, technical accounting, compliance and internal audit. Ms. Drapkin began her professional career at Price Waterhouse (now PricewaterhouseCoopers LLP) and is a Certified Public Accountant. Ms. Drapkin is a graduate of Babson College, holding a B.S. in Accounting summa cum laude.

Chen Schor, CPA has served as our Chief Business Officer since the closing of our merger with Predix on August 16, 2006. Prior to the closing of the merger, Mr. Schor served as Predix’s Chief Business Officer from January 2004 to August 2006. From 1998 to December 2003, Mr. Schor served as Partner, Life Sciences, and Chief Financial Officer, at Yozma Venture Capital Group. Yozma was one of the lead investors in Predix Pharmaceuticals Ltd. when the company was founded in 2000. Mr. Schor served as a member of the board of directors of Predix Pharmaceuticals Ltd. from November 2000 to August 2003 and Predix Pharmaceuticals, Inc. from September 2001 until August 2003. Mr. Schor served as a member of Predix’s board of directors from August 2003 until December 2003. Mr. Schor previously held positions at Arthur Andersen from 1995 to 1996 and BDO Consultants from 1996 to 1998 and holds an MBA, B.A. in Biology, B.A. in Economics and is a Certified Public Accountant.

Frederick Frank has served as a member of our board of directors since the closing of our merger with Predix on August 16, 2006 and as chairman of our board of directors since June 27, 2007. Prior to the closing of the merger, Mr. Frank served as chairman of Predix’s board of directors from January 2001 through August 2006. Mr. Frank is Vice Chairman and a Director of Lehman Brothers. Before joining Lehman Brothers as a Partner in October 1969, Mr. Frank was co-director of research, as well as Vice President and Director, of Smith, Barney & Co. Incorporated. He is a Chartered Financial Analyst, member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank is a director of Landec Corporation and Pharmaceutical Product Development, Inc. He is Chairman of the National Genetics Foundation, a past director of the Salk Institute, a member of the Pharmaceutical Executive Magazine advisory board and the Journal of Life Sciences, Chairman of the Board of The Irvington Institute for Immunological Research, a member of the Advisory Board of The Harvard School of Public Health and also the John Hopkins’ Bloomberg School of Public Health and he serves on the Advisory Board of the Massachusetts Institute of Technology Center for Biomedical Innovation. Mr. Frank holds a B.A. from Yale University and an MBA from Stanford Business School.

Michael Gilman, Ph.D. has been a member of our board of directors since April 2006. Since June 2006, Dr. Gilman has been the President and Chief Executive Officer of Stromedix, Inc. He was previously Executive Vice President, Research at Biogen Idec. He joined Biogen in 1999 as Director of Molecular Biology and became head of research at Biogen in 2000. From 1994 to 1999, Dr. Gilman held several positions at ARIAD Pharmaceuticals, including Executive Vice President and Chief Scientific Officer. Prior to that, Dr. Gilman spent eight years on the scientific staff of Cold Spring Harbor Laboratory in New York, where his research focused on mechanisms of signal transduction and gene regulation. Dr. Gilman holds a Ph.D. in Biochemistry from University of California, Berkeley, and a S.B. in Life Sciences from Massachusetts Institute of Technology.

Mark Leuchtenberger has been a member of our board of directors since September 2004. Mr. Leuchtenberger is the President and Chief Executive Officer of Targanta Therapeutics Corporation. Mr. Leuchtenberger joined Targanta in 2006 from Therion Biologics Corporation, a privately held cancer vaccine company, where he served as President and Chief Executive Officer from 2002 to 2006. Therion Biologics Corporation filed a petition under the federal bankruptcy laws in 2006. Prior to joining Therion in 2002, Mr. Leuchtenberger spent 11 years at Biogen, Inc., where he led the development and launch of Avonex® and ran North American and international commercial operations. Prior to Biogen, he was a consultant at Bain & Company specializing in healthcare. Mr. Leuchtenberger also serves on boards for the Massachusetts Biotechnology Council, Beth Israel Deaconess Medical Center and Wake Forest University.

Robert J. Perez has been a member of our board of directors since August 2006. Mr. Perez has served as Executive Vice President, Chief Operating Officer for Cubist Pharmaceuticals since September 2007. Prior to his current position, his roles at Cubist included Senior Vice President Commercial Operations (July 2004 to September 2007), and Senior Vice President, Sales and Marketing (August 2003 to July 2004). Prior to joining Cubist, Mr. Perez served as Vice President of Biogen’s Central Nervous System Business Unit since 2001 where he was responsible for leading the U.S. neurology franchise. Previous positions at Biogen included Avonex® Commercial Executive, Director of Sales, and Regional Director. From 1987 to 1995, Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals, ultimately serving as Regional Business Director, responsible for strategic planning and profitability of the western regional business unit, managing both national accounts and regional sales managers. Mr. Perez received a B.S. from California State University, Los Angeles and an MBA from The Anderson School at UCLA.

Gregory D. Phelps has served as a member of our board of directors since July 2004. Mr. Phelps is currently a director of biotechnology companies RenaMed Biologics, Inc. and Proteon Therapeutics, Inc. From October 2004 to April 2007, Mr. Phelps was the Chairman of the Board, President and Chief Executive Officer of RenaMed. From June 2004 to September 2004, Mr. Phelps was the Vice Chairman of RenaMed. He has previously held positions of Chief Executive Officer of Ardais Corporation, Viagene, Inc. and ZymoGenetics, Inc. He has also served as Vice Chairman of Dyax Corporation, Executive Vice President of Genzyme Corporation and Vice President of Baxter Travenol Laboratories, Inc. (now Baxter Healthcare). Mr. Phelps holds a B.S. in Electrical Engineering from Bradley University and an MBA from Harvard Business School.

Ian F. Smith, CPA, ACA has been a member of our board of directors since the closing of our merger with Predix on August 16, 2006. Prior to the closing of the merger, Mr. Smith served as a member of Predix’s board of directors from May 2005 through August 2006. Mr. Smith is currently Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals Incorporated. He began as Vice President and Chief Financial Officer in October 2001, and was promoted to Executive Vice President and Chief Financial Officer in November 2003. Prior to joining Vertex, Mr. Smith was a partner in the Life Science and Technology Practice of Ernst & Young, LLP since 1999. He had various responsibilities in Ernst & Young’s accounting, auditing and mergers and acquisitions groups. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently serves on the board of directors of Acorda Therapeutics, Inc. Mr. Smith holds a B.A. in Accounting and Finance from Manchester Metropolitan

University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The board of directors has determined that each of Frederick Frank, Michael Gilman, Ph.D., Mark Leuchtenberger, Robert J. Perez, Gregory D. Phelps and Ian F. Smith, CPA, comprising six of its seven members, is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ. Furthermore, the board of directors has determined that all of the members of the audit committee, compensation committee and nominating and governance committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee. Christopher F.O. Gabrieli, former chairman of the board of directors who did not stand for re-election at our 2007 annual meeting of stockholders, and Patrick J. Fortune, Ph.D., former member of the board of directors who resigned as of March 25, 2008, were each also an independent director within the meaning of the director independence standards of NASDAQ.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are generally scheduled following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include our non-independent director and are chaired by the chairman of the board. The independent directors of the board of directors met in executive session three times in 2007.

Policies Governing Director Nominations

Director Qualifications

The nominating and governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and governance committee believes must be met by all directors:

•	nominees must have high ethical standards, integrity and sound business judgment;

•	nominees must be well-regarded and experienced participants in their field(s) of specialty;

•	nominees must be familiar at the time of their appointment with our business;

•	nominees must be willing to devote the time and attention necessary to deepen and refine their understanding of our company and the issues we face; and

•	nominees must have an understanding of the demands and responsibilities of service on a public company board of directors.

In addition, nominees who, based on biotechnology and/or pharmaceutical industry experience, have proven capabilities or knowledge in the key areas relating to our management and business, will be given particular consideration.

The board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director.

Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and governance committee. The nominating and governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and governance committee deems to be helpful in the evaluation process. The nominating and governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations for director nominee candidates, shall follow the following procedures:

Our chairman of the board of directors, president or secretary must receive any such recommendation for nomination not less than 50 days nor more than 75 days prior to our annual meeting of stockholders; however, if less than 65 days’ notice is given to stockholders by written notice or by public disclosure, then the written recommendation must be received by the close of business on the 15th day following the notice to stockholders.

All recommendations for nomination must be in writing and include the following:

•	Name and record address of the stockholder making the recommendation;

•	Class and number of shares of our capital stock that are owned beneficially by such stockholder;

•	Name, age, business and residential address, and principal occupation or employment of the individual recommended for consideration as a director nominee;

•	Class and number of shares of our capital stock that are owned beneficially by such person; and

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attn: Secretary of EPIX Pharmaceuticals, Inc.

Our secretary will promptly forward any such nominations to the nominating and governance committee. Once the nominating and governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communication as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attn: Chairman of the Board of Directors, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board of directors, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board of directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Directors are encouraged to be present at our stockholder meetings. Six board members attended the annual meeting of stockholders in 2007.

Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts it own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.epixpharma.com.

Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.epixpharma.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts, 02421, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at http://www.epixpharma.com and/or in our public filings with the Securities and Exchange Commission.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.epixpharma.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The board of directors met eight times during the fiscal year ended December 31, 2007, and took action by unanimous written consent one time. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2007.

The board of directors has the following standing committees: audit committee; compensation committee; and nominating and governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at http://www.epixpharma.com. Each committee reviews the appropriateness of its charter at least annually. The board of directors performs periodic self-evaluations of its composition and performance, including evaluations of its standing committees and its individual directors. The board of directors and each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

The audit committee of the board of directors currently has three members, Frederick Frank, Gregory D. Phelps and Ian F. Smith, CPA (Chairman). In June 2007, Frederick Frank replaced Christopher F.O. Gabrieli on this committee. Each of the current members is an independent director within the meaning of the director independence standard of NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Prior to his resignation from the audit committee, Mr. Gabrieli was an independent director within the meaning of these independence standards. The board of directors has determined that Mr. Smith qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The audit committee met ten times during the fiscal year ended December 31, 2007. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.epixpharma.com.

As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee’s primary duties and responsibilities are to:

•	oversee that management has maintained the reliability and integrity of our accounting policies, financial reporting and disclosure practices;

•	oversee that management has established and maintained an independent relationship with our external auditor;

•	oversee that management has established and maintained processes to assure that an adequate system of internal control of financial reporting is functioning within our company; and

•	oversee that management has established and maintained processes to assure compliance with all applicable laws, regulations and corporate policy.

Compensation Committee

The compensation committee of the board of directors currently has three members, Robert J. Perez (Chairman), Michael Gilman, Ph.D. and Mark Leuchtenberger. In June 2007, Mr. Perez replaced Mr. Leuchtenberger on this committee, and in March 2008, Mr. Leuchtenberger rejoined this committee to replace Patrick J. Fortune, Ph.D. Each of the current members is a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. The board of directors has determined that each member of the compensation committee is also an independent director within the meaning of NASDAQ’s director independence standards. Prior to his resignation from the compensation committee, Dr. Fortune was an independent director within the meaning of these independence standards. The compensation committee’s responsibilities include:

•	formulating, evaluating and approving compensation of our directors, executive officers and key employees;

•	overseeing all compensation programs involving the use of our stock; and

•	producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

The compensation committee met seven times during the fiscal year ended December 31, 2007. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.epixpharma.com.

Nominating and Governance Committee

The nominating and governance committee of the board of directors currently consists of Michael Gilman, Ph.D., Mark Leuchtenberger and Gregory D. Phelps (Chairman). In June 2007, Dr. Gilman replaced Frederick Frank on this committee. Each of the current members is an independent director within the meaning of the director independence standards of NASDAQ.

The nominating and governance committee’s responsibilities include:

•	assisting the board by identifying qualified candidates for director and recommending to the board the director nominees for the next annual meeting of stockholders;

•	leading the board in its annual review of the board’s performance;

•	recommending to the board director nominees for each board committee;

•	overseeing the annual process of evaluation of the performance of our management; and

•	developing and recommending to the board a set of corporate governance guidelines.

The nominating and governance committee met three times during the fiscal year ended December 31, 2007. The nominating and governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.epixpharma.com.

Compensation Committee Interlocks and Insider Participation

During 2007, Mark Leuchtenberger, Patrick J. Fortune, Ph.D., Michael Gilman, Ph.D., and Robert J. Perez served on the compensation committee. During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation philosophy, programs and policies with respect to our named executive officers. It is intended to highlight for investors significant information relating to our executive compensation programs and practices and includes analysis on the compensation earned by our named executive officers, which consists of our chief executive officer, president, chief financial officer, chief business officer and former chief scientific officer, as determined in accordance with applicable SEC rules.

Compensation Objectives

We endeavor to provide compensation opportunities that achieve the following objectives:

•	attract, motivate, reward and retain individuals of superior ability and managerial talent critical to our long-term success;

•	align executives’ interests with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•	create incentives to achieve key strategic performance measures.

We place significant emphasis on pay-for-performance based incentive compensation, which is designed to reward the achievement of specific, measurable corporate and, in some cases, individual goals. Performance is measured based on the achievement of these goals, in each case, as determined by our compensation committee. The corporate and individual goals are established so that target attainment is not assured and the attainment of payment for performance at or above-target levels will require significant effort on the part of our executive officers.

Compensation Process

We develop our compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the pharmaceutical and biotechnology industry. With respect to 2007 compensation, we utilized a Radford Biotechnology Compensation Survey that covered approximately 65 similar-sized companies with 50 to 149 employees and an Equilar Survey of six peer biotechnology companies with similar-sized market capitalizations of greater than $100 million and less than $300 million (consisting of Arena Pharmaceuticals, Inc., CombinatoRx, Inc., Icagen, Inc., Infinity Pharmaceuticals, Inc., Memory Pharmaceuticals Corp. and Targacept, Inc.). We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures, are at similar stages of development and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies included in the surveys. The compensation committee benchmarks total compensation, as well as annual cash and long-term performance compensation, for experienced executives who achieve the majority of their goals at between the 50th and 60th percentile for executive officers performing similar job functions at companies in our peer group, adjusted to reflect relative company size and performance. We believe that these levels of compensation are necessary to attract and retain talented executives in a highly competitive market. The compensation committee may approve total compensation packages for senior executive management that vary, lower or higher, from the peer group based on several principal factors, including level of overall experience, tenure with EPIX and performance ratings over several years. Overall, the compensation committee believes that our compensation programs, as structured, are within the market range of our peer group, based on survey information reviewed each year.

We believe that benchmarking is an appropriate tool because it ensures that we are paying our named executive officers in accordance with industry standards. We believe that this is necessary in order to retain and motivate our key management personnel. The compensation committee reviews all components of compensation for named executive officers. The compensation committee also, in accordance with its charter, among other responsibilities, administers incentive compensation plans and reviews and makes recommendations to our management on company-wide compensation programs and practices.

To achieve the compensation objectives described above, the compensation committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of the executive’s overall compensation to our research, clinical, regulatory, financial and operational performance. Our performance-driven compensation policy consists of the following four primary components:

•	base salary;

•	an annual cash incentive program;

•	long-term incentive awards in the form of stock options, restricted stock and/or deferred stock awards; and

•	severance, change of control and/or employment agreements.

We use short-term compensation (base salaries and annual cash incentive awards) and long-term incentive awards to achieve our goal of driving long-term growth. We believe that long-term growth will be derived from setting challenging goals and creating clear incentives for achieving such goals. We recognize that in a company such as ours which is seeking to develop potential new drugs that there are numerous risks and uncertainties and that goals periodically need to be adjusted to reflect changes in circumstances and to encourage our named executive officers to find effective ways to overcome unanticipated or otherwise new challenges.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2007 based on a number of factors including:

•	the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities, based on survey data as outlined above;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our company; and

•	executive and Company performance relative to specific goals set at the beginning of 2007 and as amended during the year.

Just as our shareholders have their investments at risk when they invest in our company, we believe that a significant portion of our named executive officers’ compensation should be at risk. For example, only 46% of our chief executive officer’s total compensation related to fiscal 2007 was fixed (in the form of base salary) and the remaining 54% was at risk during fiscal 2007 (23% was represented by his cash incentive bonus, and 31% by his long-term equity incentive compensation). We believe that this weighting of performance-based at-risk compensation most effectively meets our critical objectives of performance alignment and long-term retention of top executive talent.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Elements of Compensation

Base Salary

Base salaries, the fixed regular component of compensation, for each of our named executive officers are used to recognize the experience, skills, knowledge and responsibilities required of the named executive officers in their roles, and are generally set within a range of salaries that we believe are paid to peers with comparable qualifications, experience, responsibilities and performance at similarly situated companies. The salaries of our named executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. In setting compensation levels, the compensation committee also takes into account such factors as (i) past corporate level performance and expectations of future performance, (ii) individual experience, (iii) the general and industry-specific business environment and (iv) individual performance. The compensation committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors.

The chief executive officer reviews and evaluates the performance of each of the other named executive officers, and the compensation committee considers the input of the chief executive officer in conducting its own review of the performance of these same executives. The compensation committee also assesses the performance of the chief executive officer. Generally, salary decisions for our named executive officers are made near the beginning of each calendar year and such salaries may be adjusted based on current salary level, Company and executive performance and competitive and market conditions among other factors. Fiscal year 2007 base salaries were determined by the compensation committee based on these considerations.

For the fiscal year ended December 31, 2007, the annual base salaries of our chief executive officer, president, chief financial officer, chief business officer, and former chief scientific officer were increased by 3%, 5%, 19%, 3% and 0%, respectively over each executive’s 2006 salary. The increases were based on a variety of factors, including executive performance and a review of standard salary increases among similarly situated companies. We believe that the base salaries paid to our executive officers during our fiscal year ended December 31, 2007 achieve our executive compensation objectives, compare favorably to our peer group and, in light of our overall compensation program, are within our target of providing total compensation at between the 50th and 60th percentile of the market. In addition, we believe that the base salaries of our named executive officers, when weighed as a percentage of total compensation, are set at an appropriate level to keep a significant portion of executive compensation at risk as part of our pay-for-performance compensation philosophy, and are set at an appropriate level with respect to an internal base salary equity comparison among the named executive officers.

Cash Incentive Bonuses

Cash bonuses are administered pursuant to our annual bonus program and are intended to reward individual performance during the year and can therefore be highly variable from year to year. We design cash bonuses for our executive officers to focus on realistic but challenging research, clinical, regulatory and business goals, encourage our executive officers to work as a team to advance our corporate goals, provide a short-term cash incentive for our executive officers to achieve goals above and beyond predetermined corporate objectives and attract, reward, motivate and retain our leadership team in an extremely competitive environment. The amount of the cash bonus depends on the level of achievement of the specified corporate and, in some cases, individual performance goals, with a target bonus set as a percentage of base salary. In its discretion, the compensation committee may, however, award bonus payments to our executive officers above or below the amounts specified in our annual bonus program.

The target and maximum payout amounts were set at levels our compensation committee determined were appropriate in order to achieve our objective of retaining top executives. The compensation committee based 100% of the target bonus for each of Drs. Kauffman and Uprichard on the achievement of the specified corporate goals in light of their respective roles as the top two executive officers responsible for the operation of our company as a whole. The compensation committee based 80% of the target bonus for each of Ms. Drapkin, Mr. Schor and Dr. Becker on the achievement of the corporate goals and the remaining 20% was based on the achievement of each respective executive officer’s individual goals. The compensation committee has discretion in assessing individual performance and compensation and can, at its discretion, provide incremental awards to executive officers. In sum, this element of executive compensation is earned on the basis of corporate success in executing our operating plan and on the basis of individual success in supporting that process.

The individual goals for our named executive officers were generally designed to support the corporate goals, including key corporate objectives, such as goals related to strategic planning, and achievement of specific research, clinical, regulatory, operational and financial performance. The corporate goals under our annual bonus program are established by our compensation committee and board of directors in consultation with our chief executive officer, after approval of our operating plan by the board of directors. In 2007, our corporate goals (and the percentage of total corporate goals that they represent) were:

(1) drug development (constituting 55% of the corporate goals), including clinical development efforts for each of PRX-08066 for treatment of pulmonary hypertension, PRX-00023 for treatment of depression, PRX-03140 for treatment of Alzheimer’s disease, PRX-07034 for treatment of cognitive impairment and obesity and Vasovist for use as an imaging agent;

(2) discovery (constituting 20% of the corporate goals), including identification of new discovery targets and progression of the existing discovery pipeline; and

(3) business (constituting 25% of the corporate goals), including financing efforts, analyst coverage, outlicensing specified programs and continued progression of partnered compounds.

Based on our actual corporate performance in 2007, our compensation committee determined that 86% of fixed corporate goals had been achieved (52% out of 55% in drug development goals, 20% out of 20% in discovery goals and 14% out of 25% in business goals), and that a 20% overallotment be added based on the overachievement of certain drug development goals, for a total of 106% corporate goal achievement in 2007. The compensation committee did not exercise its discretion to adjust the actual bonus payments made to our named executive officers under our annual bonus program. The following fiscal 2007 bonuses were paid in February 2008.

	2007 Target	2007 Maximum		2007 Actual
	Bonus as % of	Bonus as % of	2007 Actual	Bonus as % of
Named Executive Officer	Base Salary	Base Salary	Bonus	Base Salary

Michael G. Kauffman	50%	63%	$204,613	53%
Andrew C.G. Uprichard	40%	50%	$146,148	42%
Kim Cobleigh Drapkin	30%	38%	$74,850	30%
Chen Schor	30%	38%	$72,465	28%
Oren Becker(1)	—	—	—	—

(1)	Dr. Becker resigned from his position as our chief scientific officer effective as of April 19, 2007. Accordingly, no bonus award was made to Dr. Becker.

In addition, in April 2007, the compensation committee awarded Ms. Drapkin a special one-time bonus of $50,000 in recognition of her extraordinary efforts in connection with our investigation and remediation of our historical stock option practices.

Equity Incentive Compensation

We also use equity-based incentive programs to attract, retain, motivate and reward our named executive officers, primarily through grants of stock options. Through our stock option grants, we seek to align the interests of our named executive officers with our shareholders, reward and motivate long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

Our practice has been to grant equity-based awards to our named executive officers at the time they commence employment or are promoted, as well as on an annual basis, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. We believe that our practice in this regard is consistent with our objective of attracting and retaining key management personnel. All such grants require the approval of the compensation committee. In 2007, we considered a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives; and

•	the amount and percentage of our total equity on a diluted basis held by our executives.

Stock option awards

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest pro-rata quarterly over four years and therefore serve as a retention tool. Stock option awards are made pursuant to our Amended and Restated 1992 Incentive Plan and Amended and Restated 2003 Stock Incentive Plan, which we refer to together as the Plans.

The exercise price of each stock option granted under the Plans is based on the fair market value of our common stock on the date of grant. The fair market value of our common stock for purposes of determining the exercise price of stock options has been determined based on our closing market price on the grant date.

In addition, the compensation committee may make performance-based awards from time-to-time, as it deems appropriate. In making such performance-based awards, the compensation committee may consider individual contributions to our research, development, business and strategic objectives, among other factors. No performance-based awards were granted to any of our named executive officers in 2007.

In February 2007, the compensation committee awarded stock options to all employees, including our executive officers, in connection with their 2006 performance. Drs. Kauffman and Uprichard, Ms. Drapkin and Mr. Schor received 59,000, 60,000, 35,780 and 36,813 options, respectively. Dr. Becker did not receive an option grant in 2007.

Equity Award Grant Policy

In March 2007, we adopted an equity award grant policy in order to make the grant process more efficient in connection with new hires, to ensure that our equity granting practices continue to be maintained in compliance with our equity plans and policies and with all applicable laws, and to specifically prevent the backdating of any equity grant, or the manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. Under this policy, all grants will continue to be made at fair market value and calculated based on our closing market price on the grant date. The equity grant policy will further provide that we will only grant equity awards on a regularly scheduled basis, as follows:

•	grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will be made on a regular monthly basis on the last trading day of the month;

•	grants made to existing employees other than in connection with a promotion or under a predefined performance plan will be made, if at all, on an annual basis on the third business day following our release of earnings results for the fourth quarter and year end; and

•	grants, if any, made to employees which are exceptions to this policy must be approved by the compensation committee and will be made on the last trading day of the month in which they are approved.

Employment Agreements

Consistent with our goal of retaining and motivating top executive talent, we enter into employment agreements with our named executive officers that set forth certain terms of employment as well as provide the named executive officers with certain severance and change in control benefits. We believe that these agreements are necessary in light of the intense competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these agreements are consistent with our executive compensation goals.

The level of severance payments to be made pursuant to the employment agreements was determined by evaluating executive employment agreements with comparative publicly-traded biotechnology and pharmaceutical companies. The compensation committee considered the nature of the responsibilities of the named executive officers, the length of time to replace these positions, and the effect of a decision to terminate on the executive officer’s career during that time period. The terms of the severance benefit under the employment agreements are intended to help ensure that the executive focuses his or her attention on the management of our company, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value. We believe that the levels of severance payments determined by the compensation committee will help our named executive officers remain focused on our corporate goals and objectives in the event of a change in control transaction.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses and relocation assistance when certain executive officers and non-executives join us. In addition, we also offer benefits for our employees located in Israel, as a result of applicable Israeli laws, government social programs and customs, which may be in addition to or different from those offered to our U.S.-based employees.

Perquisites

We do not provide any perquisites to any of our named executive officers.

Common Share Ownership Requirements

We believe that broad-based stock ownership by our employees (including the named executive officers) enhances our ability to deliver shareholder returns by increasing the alignment between the interests of our employees and our shareholders. The goal of the stock option program is to engage all of our named executive officers as partners in our success and help us realize the maximum gain from its strategy. We do not have a formal requirement for share ownership by any group of employees.

Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate our named executive officers in a manner that is tax-effective for us from a corporate tax perspective. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

The non-performance based compensation paid in cash to our executive officers for the 2007 fiscal year did not exceed the $1.0 million limit per officer, and the compensation committee does not anticipate that the nonperformance based compensation to be paid in cash to our executive officers for fiscal 2008 will exceed that limit.

Conclusion

Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding performance, with particular emphasis placed on the achievement of our research, clinical, regulatory and operational performance while also seeking to align the long-term interests of our management with those of our stockholders. We believe our compensation strategy is appropriate for a company at our stage of development and as compared to other biotech and pharmaceutical companies with similar market capitalizations.

Report of the Compensation Committee

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be soliciting material or filed under either the Securities Act or the Exchange Act.

The Compensation Discussion and Analysis set forth above has been reviewed with management. Based on its review of, and discussion with management with respect to the Compensation Discussion and Analysis, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Robert J. Perez (Chair)
Michael Gilman, Ph.D.
Mark Leuchtenberger

Summary of Executive Compensation

The following table sets forth summary information concerning the compensation paid or earned for services rendered to us in all capacities during the fiscal years ended December 31, 2007 and 2006 by our current chief executive officer, current chief financial officer, and each of the other three most highly compensated persons serving as our executive officers during fiscal year 2007. We refer to these individuals as our named executive officers.

Summary Compensation Table

					Non-Equity
					Incentive
				Option	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)(3)	($)(4)	($)		($)

Michael G. Kauffman,	2007	$384,786	$—	$718,793	$204,613	$29,063	(5)	$1,337,255
Chief Executive Officer	2006	$134,135	$—	$272,929	$75,000	$1,126,800	(5)	$1,608,864
Andrew C.G. Uprichard,	2007	$342,794	$—	$896,658	$146,148	$1,136	(6)	$1,386,736
President	2006	$326,552	$—	$715,812	$176,006	$3,002	(6)	$1,221,372
Kim Cobleigh Drapkin,	2007	$245,385	$50,000	$288,813	$74,850	$10,404	(7)	$669,452
Chief Financial Officer	2006	$75,115	$—	$94,160	$75,240	$273,837	(7)	$518,352
Chen Schor,	2007	$253,959	$—	$506,946	$72,465	$13,397	(8)	$846,767
Chief Business Officer	2006	$88,529	$—	$180,052	$161,011	$478,019	(8)	$907,611
Oren Becker,	2007	$60,071	$—	$49,174	$—	$108,987	(9)	$218,232
Former Chief Scientific	2006	$75,403	$—	$64,422	$34,577	$512,801	(9)	$687,203
Officer(2)

(1)	The amounts in the “Salary” column represent the annual base salary for each executive officer. The amounts in 2006 for Michael G. Kauffman, Kim Cobleigh Drapkin, Chen Schor and Oren Becker represent the amount earned from their employment start date of August 16, 2006 (the date of our merger with Predix Pharmaceuticals Holdings, Inc.).

(2)	The amounts included in this table for Oren Becker in 2007 represent the amounts earned through the effective date of his resignation from the Company effective April 19, 2007. Amounts paid to Dr. Becker are paid in new Israeli shekels and are converted for the purposes of this table to United States dollars based upon the average exchange rate for the period.

(3)	The amounts in the “Option Awards” column represent the dollar amount recognized as compensation expense for financial statement reporting purposes in the fiscal year indicated, calculated in accordance with SFAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions) for stock options granted in 2007 and prior years. Due to his resignation from the Company in 2007, Oren Becker forfeited 70,417 unvested options in 2007. For a discussion of the assumptions underlying these valuations please see Note 10 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2007.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent amounts earned during the year under our annual bonus plan. See “Compensation Discussion and Analysis — Cash Incentive Bonuses” as discussed on page 16.

(5)	Included in “All Other Compensation” for Michael G. Kauffman in 2006 is $1,108,361 of cash paid for the milestone payments representing merger consideration payable to the former stockholders, option holders and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $633,349 was paid in 2006 and $475,012 was paid on October 29, 2007. Also included in this column is interest earned on the second milestone payment on October 29, 2007 of $18,439 and $29,063 for 2006 and 2007, respectively.

(6)	Included in “All Other Compensation” for Andrew C.G. Uprichard is our matching contributions to his 401K plan account.

(7)	Included in “All Other Compensation” for Kim Cobleigh Drapkin in 2006 is $270,243 of cash paid for the milestone payments representing merger consideration payable to the former stockholders, option holders and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $154,425 was paid in 2006 and $115,818 was paid on October 29, 2007. Also included in this column is interest earned on the second milestone payment on October 29, 2007 of $3,594 and $7,988 for 2006 and 2007, respectively. The 2007 year also includes $2,416 for our matching contributions to Ms. Drapkin’s 401K plan account.

(8)	Included in “All Other Compensation” for Chen Schor for 2006 is $468,210 of cash paid for the milestone payments representing merger consideration payable to the former stockholders, option holders and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $267,549 was paid in 2006 and $200,661 was paid on October 29, 2007. Also included in this column is interest earned on the second milestone payment on October 29, 2007 of $8,295 and $11,771 for 2006 and 2007, respectively; and $1,514 and $1,626 for our matching contributions to Mr. Schor’s 401K plan account for 2006 and 2007, respectively.

(9)	Included in “All Other Compensation” for Oren Becker in 2006 is $487,135 of cash paid for the milestone payments representing merger consideration payable to the former stockholders, option holders and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $278,363 was paid in 2006 and $208,772 was paid on October 29, 2007. Also included in this column is interest earned on the second milestone payment on October 29, 2007 of $6,590 and $14,287 for 2006 and 2007, respectively; and $19,076 and $19,240 of our contributions to social plans in Israel for 2006 and 2007, respectively. In addition, the 2007 amount includes $75,460 of severance benefits related to Dr. Becker’s resignation from the Company effective April 19, 2007.

Grants of Plan-Based Awards during Fiscal Year 2007

The following table sets forth information concerning potential payouts under our cash incentive bonus plan and the stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2007 pursuant to our Amended and Restated 1992 Incentive Plan.

					All other
					Option
					Awards:	Exercise
		Estimated Possible Payouts			Number of	or Base	Grant Date
		Under Non-Equity Incentive			Securities	Price of	Fair Value of
		Plan Awards(1)			Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	($/SH)	Awards(2)

Michael G. Kauffman	1/1/07	$0	$193,031	$241,289
	2/5/07				59,000	$6.50	$257,629
Andrew C.G. Uprichard	1/1/07	$0	$137,875	$172,344
	2/5/07				60,000	$6.50	$261,996
Kim Cobleigh Drapkin	1/1/07	$0	$75,000	$93,750
	2/5/07				35,780	$6.50	$156,237
Chen Schor	1/1/07	$0	$76,440	$95,550
	2/5/07				36,813	$6.50	$160,748
Oren Becker	None

(1)	Included in these columns are the threshold, target and maximum payout levels under our annual cash incentive bonus program. The actual amount of incentive bonus earned by each named executive officer in 2007 is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with SFAS 123R. For a discussion of the assumptions underlying this valuation please see Note 10 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2007.

Each of the options in the foregoing table was granted under our Amended and Restated 1992 Incentive Plan and expires on the tenth anniversary of the grant date. Vesting of the options granted in 2007 occurs on a quarterly basis over a four year period. In accordance with the process for determination of fair market value under the plan noted above, the exercise price for each option is equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock for purposes of determining the exercise price of stock options has been determined based on the closing market price on the grant date.

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information on all stock options held by our named executive officers as of December 31, 2007. All outstanding equity awards are in the form of stock options quantified in the following table based upon the number of shares of common stock underlying the stock options. Although certain of our named executive officers own shares of our common stock, the following table does not include such shares.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option
	Options (#)		Options (#)		Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

Michael G. Kauffman	34,766	(1)	—	(1)	$2.18	8/11/13
	8,610	(1)	2,870	(1)(2)	$2.18	1/29/14
	4,018	(1)	574	(1)(3)	$2.18	4/29/14
	84,794	(1)	—		$0.98	9/23/14
	152,915	(1)	56,800	(1)(4)	$0.98	1/18/15
	41,720	(1)	27,337	(1)(5)	$1.74	4/28/15
	46,875		103,125	(6)	$7.20	8/18/16
	11,063		47,937	(7)	$6.50	2/5/17
Andrew C.G. Uprichard	69,998		46,668	(8)	$30.57	7/16/14
	13,998		21,001	(9)	$10.73	3/17/15
	7,291		21,875	(10)	$7.10	2/10/16
	46,875		103,125	(6)	$7.20	8/18/16
	11,250		48,750	(7)	$6.50	2/5/17
Kim Cobleigh Drapkin	46,644	(1)	23,736	(1)(11)	$0.98	4/26/15
	23,249	(1)	15,233	(1)(5)	$1.74	4/28/15
	15,625		34,375	(6)	$7.20	8/18/16
	6,709		29,071	(7)	$6.50	2/5/17
Chen Schor	12,054	(1)	4,019	(1)(2)	$2.18	12/15/13
	114	(1)	—		$2.18	1/29/14
	6,027	(1)	861	(1)(3)	$2.18	4/29/14
	57,398	(1)	—		$0.98	12/10/14
	55,478	(1)	25,757	(1)(4)	$0.98	1/18/15
	16,413	(1)	11,549	(1)(5)	$1.74	4/28/15
	9,375		20,625	(6)	$7.20	8/18/16
	6,902		29,911	(7)	$6.50	2/5/17
Oren Becker	None		None

(1)	Options were assumed in the merger with Predix Pharmaceuticals Holdings, Inc. on August 16, 2006.

(2)	Remaining options vest in January 2008.

(3)	Remaining options vest in equal quarterly installments through April 2008.

(4)	Remaining options vest in equal monthly installments through January 2009.

(5)	Remaining options vest in equal monthly installments through July 2009.

(6)	Remaining options vest in equal quarterly installments through August 2010.

(7)	Remaining options vest in equal quarterly installments through February 2011.

(8)	Remaining options vest in equal annual installments through July 2009.

(9)	Remaining options vest in equal annual installments through March 2010.

(10)	Remaining options vest in equal annual installments through February 2010.

(11)	Remaining options vest in equal monthly installments through February 2009.

Option Exercises and Stock Vested During Fiscal Year 2007

The following table provides information on stock option exercises in our fiscal year ended December 31, 2007 by our named executive officers(1).

	Option Awards
	Number of
	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)

Michael G. Kauffman	50,521	$294,032
Oren Becker	176,267	$742,819

(1)	Aside from stock options, there were no stock awards or other forms of equity compensation made or outstanding for our named executive officers in 2007.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Employment Agreements and Severance Benefits

Potential Payments Upon Termination or Change in Control

We consider it in the best interests of our shareholders to foster the continuous at-will employment of key management personnel and to prevent their departure. In order to provide the key members of management with an incentive to continue their respective at-will employment and to maximize corporate value for the benefit of our shareholders, we entered into employment agreements with Dr. Kauffman, Dr. Uprichard, Ms. Drapkin and Mr. Schor.

Drs. Kauffman and Uprichard and Ms. Drapkin executed employment agreements with us on March 27, 2007, August 9, 2007 and March 26, 2007 respectively. These employment agreements provide for a one-year term of employment, with automatic, annual extensions of additional one-year terms, and establish each executive’s initial annual base salary.

Mr. Schor entered into an employment agreement with Predix on November 23, 2003, which we assumed pursuant to our merger with Predix in August 2006. The employment agreement provides for at-will employment without any specific term and established his initial annual base salary. Pursuant to the employment agreement, Mr. Schor was granted an option, which vested over 4 years, to purchase up to 16,073 shares at a price of $2.18 per share.

The employment agreements described above entitle each named executive officer to compensation if the named executive officer’s employment is terminated without cause or, in some cases, by the executive for good reason. Severance payments, which are specifically disclosed for each named executive officer in the tables below, may include salary continuation for a set period of time, continued group health benefits, and any bonuses accrued by us at the time of termination.

In addition, upon a change of control and subsequent termination within 18 months for stock options issued under the Amended and Restated 1992 Incentive Plan and 12 months for stock options issued under the Amended and Restated 2003 Stock Incentive Plan, all stock options and other stock-based awards granted to each of the named executive officers will immediately accelerate and become fully exercisable as of the effective date of the termination.

The following summary tables set forth potential payments payable to our named executive officers upon termination of employment or a change in control of us under their current employment agreements and our other compensation programs. The compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable.

No information is provided below for Dr. Becker because he resigned from the Company as of April 19, 2007. In connection with his resignation, Dr. Becker entered into a release agreement pursuant to which he received a lump sum severance payment in the aggregate amount of $75,460 and his 2006 bonus in the amount of $34,577, in addition to certain Israeli employment insurance payments.

Under our employment agreement with Michael G. Kauffman, our chief executive officer, upon his voluntary resignation for good reason or his termination not for cause, Dr. Kauffman is entitled to a lump sum payment of 12 months of his then-current base salary, continued company contributions toward health care benefits for a maximum of 12 months, and the pro-rata portion of his accrued bonus. The acceleration of Dr. Kauffman’s unvested stock options upon termination following a change in control is governed by the terms of the stock option grants, as described above. The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Kauffman as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

			Involuntary
			Termination in
	Voluntary	Termination by	Connection with or
	Resignation for	Company Not for	Following Change of
Payments and Benefits	Good Reason	Cause	Control

Cash Severance	$386,063	$386,063	$386,063
Pro Rata Target Bonus	$144,773	$144,773	$144,773
Stock Options(1)	$—	$—	$234,331
Health Care Benefits	$2,502	$2,502	$2,502

Total	$533,338	$533,338	$767,669

(1)	Based on the closing price of our common stock of $3.94 on December 31, 2007 on the NASDAQ Global Market.

Under our employment agreement with Andrew C.G. Uprichard, our president, upon his voluntary resignation for good reason or his termination not for cause, Dr. Uprichard is entitled to a lump sum payment of 12 months of his then-current base salary, continued company contributions toward health care benefits for a maximum of 12 months, and the pro-rata portion of his accrued bonus. The acceleration of Dr. Uprichard’s unvested stock options upon termination following a change in control is governed by the terms of the stock option grants, as described above. The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Uprichard as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

			Involuntary
			Termination in
	Voluntary	Termination by	Connection with or
	Resignation for	Company Not for	Following Change of
Payments and Benefits	Good Reason	Cause	Control

Cash Severance	$344,688	$344,688	$344,688
Pro Rata Target Bonus	$103,406	$103,406	$103,406
Stock Options(1)	$—	$—	$—
Health Care Benefits	$7,891	$7,891	$7,891

Total	$455,985	$455,985	$455,985

(1)	Based on the closing price of our common stock of $3.94 on December 31, 2007 on the NASDAQ Global Market.

Under our employment agreement with Kim Cobleigh Drapkin, our chief financial officer, upon her voluntary resignation for good reason or her termination not for cause, Ms. Drapkin is entitled to a lump sum payment of 12 months of her then-current base salary, continued company contributions toward health care benefits for a maximum of 12 months, and the pro-rata portion of her accrued bonus. The acceleration of Ms. Drapkin’s unvested stock options upon termination following a change in control is governed by the terms of the stock option grants, as described above. The following table describes the potential payments and benefits upon employment termination or change of control for Ms. Drapkin as if her employment terminated as of December 31, 2007, the last business day of our last fiscal year.

			Involuntary
			Termination
	Voluntary	Termination	in Connection
	Resignation for	by Company	with or Following
Payments and Benefits	Good Reason	Not for Cause	Change of Control

Cash Severance	$250,000	$250,000	$250,000
Pro Rata Target Bonus	56,250	56,250	56,250
Stock Options(1)	—	—	103,771
Health Care Benefits	3,755	3,755	3,755

Total	$310,005	$310,005	$413,776

(1)	Based on the closing price of our common stock of $3.94 on December 31, 2007 on the NASDAQ Global Market.

Under our employment agreement with Chen Schor, our chief business officer, upon his termination not for cause, Mr. Schor is entitled to salary continuation for 6 months of his then-current base salary and continued company contributions toward health care benefits for a maximum of 6 months. The acceleration of Mr. Schor’s unvested stock options upon termination following a change in control is governed by the terms of the stock option grants, as described above. The following table describes the potential payments and benefits upon employment termination or change of control for Mr. Schor as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

			Involuntary
			Termination
	Voluntary	Termination	in Connection
	Resignation	by Company	with or Following
Payments and Benefits	for Good Reason	Not for Cause	Change of Control

Cash Severance	$—	$127,400	$127,400
Stock Options(1)	—	—	110,237
Health Care Benefits	—	8,834	8,834

Total	$—	$136,234	$246,471

(1)	Based on the closing price of our common stock of $3.94 on December 31, 2007 on the NASDAQ Global Market.

Summary of Director Compensation

The following table provides information related to the compensation of our non-employee directors for our fiscal year ended December 31, 2007.

	Fees
	Earned or
	Paid in	Option
	Cash	Awards	Total
Name	($)	($)(3)(4)	($)

Patrick J. Fortune, Ph.D.(1)	$30,000	$31,928	$61,928
Frederick Frank	$32,500	$45,052	$77,552
Christopher F.O. Gabrieli(2)	$12,500	$14,368	$26,868
Michael Gilman, Ph.D.	$32,500	$39,914	$72,414
Mark Leuchtenberger	$27,500	$141,078	$168,578
Robert J. Perez	$22,500	$31,715	$54,215
Gregory D. Phelps	$35,000	$97,172	$132,172
Ian F. Smith, CPA	$31,250	$45,052	$76,302

(1)	Patrick J. Fortune, Ph.D. resigned from the board of directors as of March 25, 2008.

(2)	Christopher F.O. Gabrieli did not stand for reelection at the 2007 annual meeting held on June 27, 2007.

(3)	Amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 calculated in accordance with SFAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions) for stock options granted in 2007 and prior years. The grant date fair value of option grants in 2007 calculated in accordance with SFAS 123R was $87,638 for each of Patrick J. Fortune and Robert Perez and $35,055 for each of Frederick Frank, Michael Gilman, Mark Leuchtenberger, Gregory D. Phelps and Ian F. Smith. Christopher F.O. Gabrieli was not granted options in 2007. For a discussion of the assumptions underlying these valuations please see Note 10 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2007.

(4)	The aggregate number of option awards outstanding for each director at December 31, 2007 was: Patrick J. Fortune — 32,117; Frederick Frank — 25,612; Christopher F.O. Gabrieli — 54,443; Michael Gilman — 26,666; Mark Leuchtenberger — 46,665; Robert Perez — 30,555; Gregory D. Phelps — 33,332 and Ian F. Smith — 25,703.

Narrative to Director Compensation Table

In connection with our efforts to attract and retain highly-qualified individuals to our Board of Directors, we maintain a cash and equity compensation policy for our non-employee members of our Board. Prior to our 2007 annual meeting of stockholders, which was held on June 27, 2007, each of our non-employee members of our Board were entitled to the following compensation:

Annual retainer for board membership and committee membership	$25,000
Annual retainer for board membership and non-committee membership	$15,000

Upon election or re-election to the board of directors, a non-employee member of our board was granted an option to purchase 16,667 shares of our common stock under our Amended and Restated 1996 Director Stock Option Plan. These shares are exercisable in equal installments over a three year period on each anniversary of the grant, provided that the optionee is still a director of our company at the opening of business on such date. In addition, each non-employee director was automatically granted an option to purchase 3,333 shares of our common stock annually during the years in which such director was not up for reelection to the board. Such options become exercisable in full on the first anniversary date of the grant, provided that the optionee is still a director of our company at the opening of business on such date.

Effective immediately following our 2007 annual meeting of stockholders, each of our non-employee members of our Board were entitled to the following compensation:

Board of Directors
Annual retainer for Board membership:	$20,000
Additional retainer for Chairman:	$10,000
Board Committees
Annual retainer for Committee membership:	$10,000
Additional retainer for Audit Committee chair:	$7,500
Additional retainer for Compensation Committee and Nominating and Governance Committee chairs:	$5,000

The equity awards under the revised compensation policy consist of initial and annual awards of stock options. Initial awards of stock options to purchase 25,000 shares of common stock will be granted upon election or re-election to the board. These options vest in three equal annual installments such that they become fully-vested on the earlier of (i) the third anniversary of the date of grant or (ii) the date of our third annual meeting following the date of grant. Annual awards of 10,000 stock options will be granted to directors during the years in which such director is not up for re-election to the board. These options will vest in full on the earlier of (i) the first anniversary date of the grant or (ii) the date of our next annual meeting, in each case provided that the optionee is still a director of our company on such date. All options will be granted at fair market value on the date of grant and will be granted at the first meeting of the board following our annual meeting of stockholders. Under this policy, a total of 100,000 options were granted to our non-employee board members in 2007.

In addition to the cash and equity compensation described above, all members of our board were reimbursed for reasonable out-of- pocket expenses incurred in attending meetings of the board of directors.

REPORT OF THE AUDIT COMMITTEE

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be soliciting material or filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Ian F. Smith, CPA (Chairman), Frederick Frank and Gregory D. Phelps. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Smith is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2007, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee also reviewed with Ernst and Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The audit committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst and Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst and Young LLP with that firm’s independence.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The audit committee has also evaluated the performance of Ernst and Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services in 2007. Information about Ernst and Young LLP’s fees for 2007 is discussed below in this proxy statement under “Proposal 3 — Ratification of Selection of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has recommended that the Company retain Ernst and Young LLP to serve as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Respectfully submitted by the Audit Committee,

Ian F. Smith, CPA (Chair)
Frederick Frank
Gregory D. Phelps

PROPOSAL 2

APPROVAL OF OUR 2008 STOCK OPTION AND INCENTIVE PLAN.

On March 4, 2008, our board of directors adopted the 2008 Stock Option and Incentive Plan (the “2008 Plan”), subject to the approval of our shareholders. We believe that approval of the 2008 Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to provide us the flexibility to make various types of grants in order to execute an efficient and effective long-term equity compensation strategy. The 2008 Plan will become effective if approved by our shareholders and will replace our Amended and Restated 1992 Incentive Plan (the “1992 Plan”), Amended and Restated 1996 Director Stock Option Plan (the “Director Plan”) and Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”). We will not grant any further awards under the 1992 Plan, the Director Plan or the 2003 Plan after the 2008 Plan becomes effective.

If a quorum is present at the 2008 annual meeting, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2008 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

The material features of the 2008 Plan are:

•	The maximum number of shares to be issued under the 2008 Plan is 6,000,000 shares of Common Stock, plus the number of shares underlying any awards that are forfeited, canceled, repurchased or are terminated (other than by exercise) under the 1992 Plan;

•	The 2008 Plan provides for a “share reduction” formula in the pool of available shares, whereby the issuance of any “full value” award (i.e., an award other than a stock option or stock appreciation right) will reduce the pool of available shares by 1.5 shares. For example, if no options or stock appreciation rights were issued from the 6,000,000 shares requested under the 2008 Plan, the maximum number of shares of common stock subject to other awards would be 4,000,000;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards, and performance share awards is permitted;

•	Any material amendment (other than an amendment that curtails the scope of the 2008 Plan) is subject to approval by our shareholders;

•	Repricing or reducing the exercise price of a stock option or stock appreciation right is prohibited without shareholder approval; and

•	The 2008 Plan will be administered by either the compensation committee of the full board or by the board (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our common stock.

The shares issued by us under the 2008 Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, repurchased or are terminated (other than by exercise) under the 2008 Plan and the 1992 Plan are added back to the shares available for issuance under the 2008 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2008 Plan. Based solely on the closing price of our common stock as reported on the NASDAQ Global Market on March 25, 2008, the maximum aggregate market value of the 6,000,000 shares that could potentially be issued under the 2008 Plan is $9,300,000. The preceding calculation does not include the indeterminate number of shares underlying any awards that are forfeited, canceled, repurchased or are terminated (other than by exercise) under the 1992 Plan.

To ensure that certain awards granted under the 2008 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2008 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common stock, (4) economic value-added, (5) sales or revenue, (6) acquisitions or strategic transactions, (7) operating income (loss), (8) cash flow (including, but not limited to, operating cash flow and free cash flow), (9) return on capital, assets, equity, or investment, (10) stockholder returns, (11) return on sales, (12) gross or net profit levels, (13) productivity, (14) expense, (15) margins, (16) operating efficiency, (17) initiation or completion of clinical trials, (18) results of clinical trials, (19) preclinical drug development milestones, (20) collaboration milestones, (21) capital raising transactions, (22) debt transactions, (23) working capital, (24) earnings (loss) per share of our common stock, (25) sales or market shares and (26) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,000,000 shares of common stock for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $2,000,000 for any performance cycle. The 2008 Plan also provides that options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during a calendar year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF OUR 2008 STOCK OPTION AND INCENTIVE PLAN.

Summary of the 2008 Plan

The following description of certain features of the 2008 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2008 Plan that is attached hereto as Appendix A.

Plan Administration. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2008 Plan. The Administrator may delegate to the chief executive officer of the Company the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants. Persons eligible to participate in the 2008 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. Approximately 130 individuals are currently eligible to participate in the 2008 Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period.

Stock Options. The 2008 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our common stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part with written notice to the Company.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights are settled in shares of common stock.

Restricted Stock. The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction will be at least two years, but vesting can occur incrementally over the two-year period.

Deferred Stock. The Administrator may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least two years, but vesting can occur incrementally over the two-year period. In the Administrator’s sole discretion and subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award.

Unrestricted Stock. The 2008 Plan gives the Administrator discretion to grant stock awards free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-based Awards. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines.

Performance Share Awards. The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Administrator shall determine.

Tax Withholding. Participants in the 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares to be issued pursuant to an option exercise or other award.

Amendments and Termination. Our board of directors may at any time amend or discontinue the 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the 2008 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2008 Plan, or materially change the method of determining the fair market value of our common stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval the Administrator may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Effective Date of 2008 Plan

The board adopted the 2008 Plan on March 4, 2008, and the 2008 Plan will become effective when and if approved by shareholders. Awards of incentive options may be granted under the 2008 Plan until March 4, 2018. No other awards may be granted under the 2008 Plan after the date that is 10 years from the date of shareholder approval. We will not grant any further awards under the 1992 Plan, the Director Plan and the 2003 Plan after the 2008 Plan becomes effective. If the 2008 Plan is not approved by shareholders, the 1992 Plan, the Director Plan and the 2003 Plan will continue in effect until they expire, and awards may be granted thereunder, in accordance with their terms.

New Plan Benefits

No grants have been issued with respect to the shares to be reserved for issuance under the 2008 Plan. The number of shares that may be granted to any individual under the 2008 Plan is not determinable at this time, as such grants are subject to the discretion of the Administrator. Accordingly, in lieu of providing benefits that will be received by executive officers and other employees under the 2008 Plan, the following table provides information concerning stock options granted to those individuals during our fiscal year ended December 31, 2007. The information in the table below with respect to non-employee directors is the aggregate number of stock options expected to be granted under the 2008 Plan to the directors at the first board meeting following the 2008 annual meeting of stockholders.

Shares Underlying
Name and Position	Stock Options

Michael G. Kauffman, Chief Executive Officer	59,000
Andrew C.G. Uprichard, President	60,000
Kim Cobleigh Drapkin, Chief Financial Officer	35,780
Chen Schor, Chief Business Officer	36,813
Oren Becker, Former Chief Scientific Officer	—

All executive officers, as a group	191,593
All directors who are not executive officers, as a group	105,000
All current employees who are not executive officers, as a group	918,837

Equity Compensation Plan Information at December 31, 2007

The following table provides information as of December 31, 2007 regarding shares of common stock that may be issued under our equity compensation plans. The table sets forth the total number of shares of common stock issuable upon the exercise of outstanding options as of December 31, 2007 and the weighted average exercise price of these options.

	(A)	(B)	(C)
			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (A))

Equity compensation plans approved by security holders	2,517,105	$9.36	666,084
Equity compensation plans not approved by security holders(1)	1,330,281	$2.09	922,113

Total	3,847,386	$6.85	1,588,197

(1)	Represents the 2003 Plan, which we assumed in our 2006 merger with Predix.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2008 Plan. It does not describe all federal tax consequences under the 2008 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

Non-Qualified Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, our deduction for certain awards under the 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2008 Plan is structured to allow certain grants to qualify as performance-based compensation.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of Ernst & Young LLP, independent registered public accountants, to serve as independent registered public accountants for our 2008 fiscal year. The audit committee reviewed and discussed its selection of, and the performance of, Ernst & Young LLP for our 2008 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of the registered public accountants is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the pre-approval policy, then it must be specifically pre-approved by the audit committee before it may be provided by Ernst & Young LLP. Any preapproved services exceeding the pre-approved monetary limits require specific approval by the audit committee. The tax and other services provided by Ernst & Young LLP to us in 2007 were approved by the audit committee by means of specific pre-approvals or pursuant to the pre-approval policy. For additional information concerning the audit committee and its activities with Ernst & Young LLP, see “The Board of Directors and its Committees” and “Report of the Audit Committee.”

Representatives of Ernst & Young LLP attended nine out of the ten meetings of the audit committee in 2007. We expect that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company during the fiscal years ended December 31, 2007 and December 31, 2006

	Year Ended
	December 31, 2007	December 31, 2006

Audit Fees(1)	$337,500	$1,112,908
Audit-Related Fees(2)	—	20,000
Tax Fees(3)	51,490	28,228
All Other Fees(4)	28,550	—

Total	$417,540	$1,161,136

(1)	Audit fees consist of fees for professional services associated with the annual consolidated financial statements audit, a review of the interim financial statements included in the quarterly reports, a review of internal controls for financial reporting (Section 404), consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees consist of professional fees for services related to our merger with Predix Pharmaceuticals Holdings, Inc.

(3)	Tax fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance. The audit committee has determined that the provision of these services to us by Ernst & Young LLP is compatible with maintaining their independence.

(4)	All other fees in 2007 consist of non-audit related fees associated with complying with an information request from the Securities and Exchange Commission relating to our historical stock option practices.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2007, except each of Drs. Kauffman and Fortune and Messrs. Schor and Perez did not timely file a Form 4 with respect to one transaction in 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the employment relationship described below and compensation agreements and other arrangements which are described in “Compensation Discussion and Analysis,” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

In April 2007, our board of directors adopted a written related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related person transactions is that all future related person transactions between us and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by our chief financial officer and approved in advance by our audit committee.

During the fiscal year ended December 31, 2007, we hired Dr. Margaret Uprichard, the wife of Andrew C. G. Uprichard, M.D., our president, as senior vice president of regulatory affairs. Dr. Margaret Uprichard earned $215,613 in total compensation in fiscal 2007, which includes a performance-based bonus. In addition, she was awarded options in 2007 to purchase 125,000 shares of our common stock at a per share price of $4.25. Pursuant to our related person transaction approval policy described above, prior to our hiring of Dr. Margaret Uprichard, our chief financial officer reviewed and our audit committee approved this related person transaction.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices no later than December 2, 2008. Stockholders who wish to make a proposal at the next annual meeting of our stockholders — other than one that will be included in our proxy statement — must notify us not less than 50 days nor more than 75 days prior to our annual meeting of stockholders; however, if less than 65 days’ notice is given to stockholders by written notice or by public disclosure, then the written recommendation must be received by the close of business on the 15th day following the notice to stockholders. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail — Return Receipt Requested. In addition, shareholders wishing to nominate a director should comply with the procedures set forth herein under “Procedures for Recommendation of Director Nominees by Stockholders” located on page 9.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

Our 2007 Annual Report, including audited financial statements for the fiscal year ended December 31, 2007, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary, (781)-761-7600. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary.

OTHER BUSINESS

The board of directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

Appendix A

EPIX PHARMACEUTICALS, INC.

2008 STOCK OPTION AND INCENTIVE PLAN

Section 1.  General Purpose of the Plan; Definitions

The name of the plan is the EPIX Pharmaceuticals, Inc. 2008 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of EPIX Pharmaceuticals, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, initiation or completion of clinical trials, results of clinical trials, preclinical drug development milestones, collaboration milestones earned, capital raising transactions, debt transactions, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

Section 2.  Administration of Plan; Administrator Authority to Select Grantees and Determine Awards

(a) Administration of Plan.  The Plan shall be administered by the Administrator.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award, including but not limited to termination of employment or a Sale Event;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an

Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(e) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Section 3.  Stock Issuable Under the Plan; Mergers; Substitution

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to the sum of (i) 6,000,000, plus (ii) the number of shares of Stock underlying any grants pursuant to the EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Incentive Plan that are forfeited, canceled, repurchased or are terminated (other than by exercise) from and after the date this Plan was approved by stockholders, plus (iii) the number of shares of Stock underlying any grants pursuant to this Plan that are forfeited, canceled, repurchased or are terminated (other than by exercise). Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 6,000,000 shares of Stock shall be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards.  The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share actually subject to the Award.

(c) Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration provisions). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights to the extent then exercisable (after taking into account any acceleration provisions thereof) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee. The Administrator may specify in the relevant Award agreements acceleration of exercisability or lapse of restriction upon the consummation of a Sale Event.

(e) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4.  Eligibility

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5.  Stock Options

(a) Grants of Stock Options.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date and shall have been owned by the optionee for at least six months; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Section 6.  Stock Appreciation Rights

(a) Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

Section 7.  Restricted Stock Awards

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than two years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such two-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Section 8.  Deferred Stock Awards

(a) Nature of Deferred Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than two years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such two-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 9.  Unrestricted Stock Awards

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Section 10.  Cash-Based Awards

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

Section 11.  Performance Share Awards

(a) Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.  Performance-Based Awards to Covered Employees

(a) Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,000,000 Shares (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

Section 13.  Transferability of Awards

(a) Transferability.  Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member.  For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 14.  Tax Withholding

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 15.  Section 409A Awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 16.  Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 17.  Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

Section 18.  Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 19.  General Provisions

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

Section 20.  Effective Date of Plan

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 21.  Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 4, 2008

DATE APPROVED BY STOCKHOLDERS:

EPIX Pharmaceuticals, Inc.
Proxy for Annual Meeting of Stockholders
May 19, 2008
SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael G. Kauffman, M.D., Ph.D., Andrew C.G. Uprichard, M.D. and Kim Cobleigh Drapkin, CPA together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EPIX Pharmaceuticals, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EPIX Pharmaceuticals, Inc. to be held on Monday May 19, 2008, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 1, 2008, a copy of which has been received by the undersigned.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
SEE REVERSE SIDE
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
Proxies submitted by Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2008.
     Vote by Internet
•	Log on to the Internet and go to www.investorvote.com.

•	Follow the steps outlined on the secured website.
     Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND
RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED
☒    Please mark votes as in this example.
The Board of Directors recommends a vote FOR items 1, 2 and 3.
1.	To elect three members to the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR all nominees.

NOMINEES: Frederick Frank, Gregory D. Phelps, Ian F. Smith, CPA

For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
☐	☐	☐

2.	To approve our 2008 Stock Option and Incentive Plan. The Board recommends a vote FOR this proposal number 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To ratify the selection of the firm of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2008. The Board recommends a vote FOR this proposal number 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.
Signature of Stockholder
Date:                                                            , 2008
Signature if held jointly
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
Meeting Attendance — Mark box to the right if you plan to attend the annual meeting. ☐